SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 9, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On October 9, 2007, deCODE genetics, Inc. issued the following press release:

deCODE Launches Phase II Clinical Testing of DG051 for the Prevention of Heart Attack

Reykjavik, Iceland, October 09, 2007 — deCODE genetics (Nasdaq:DCGN) today announced that it has begun enrolling patients for its Phase IIa clinical trial for DG051, the company’s leukotriene A4 hydrolase inhibitor being developed for the prevention of heart attack.

In Phase I studies completed earlier this year, DG051 significantly reduced the production of leukotriene B4 (LTB4) in a dose dependent manner. LTB4 is a pro-inflammatory molecule that deCODE’s gene discovery and functional biology work identified as a key factor in modulating risk of heart attack. The Phase I studies showed DG051 to be safe and well-tolerated at all dose levels tested, with a favourable pharmacokinetic profile. DG051 was also recently evaluated in a 28-day Phase I study that further demonstrated that the drug can deliver significant, sustained reductions in LTB4 levels with once-daily dosing.

The design of the Phase IIa study is based upon these findings by studying the effect of DG051 in patients with a history of heart attack or coronary artery disease. The Phase IIa is a randomized, double-blind, placebo-controlled trial that will examine  the impact of DG051 on the production of LTB4 as well as the compound’s pharmacokinetic and safety and tolerability profiles in heart patients. The company will use the results from this study to inform dose selection for a larger Phase IIb trial planned to commence early next year.

“We are advancing DG051 as a novel means of preventing heart attack, the leading cause of death in the industrialized world. Our clinical studies thus far have shown that it effectively reins in the activity of a branch of the leukotriene pathway that has been linked to risk of heart attack, and it has demonstrated a solid safety and pharmacokinetic profile. The 28-day study we just completed shows that DG051 can achieve good reductions in leukotriene B4 levels with once-daily dosing. We are excited to have begun testing its potential in patients,” said Kari Stefansson, CEO of deCODE.

About DG051

DG051 is a first-in-class, small-molecule inhibitor of leukotriene A4 hydrolase (LTA4H) discovered by deCODE’s chemistry unit and is being developed for the prevention of heart attack. LTA4H is encoded by one of the genes deCODE has linked to increased risk of heart attack. The at-risk versions of these genes confer increased risk of heart attack by increasing the production of the pro-inflammatory molecule LTB4. DG051 is designed to decrease risk of heart attack by decreasing the production of LTB4.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a global leader in applying human genetics to develop drugs and diagnostics for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com, and on our diagnostics site at www.decodediagnostics.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission.  deCODE  undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * * * *

On October 11, 2007, deCODE genetics, Inc. issued the following press release:

deCODE Launches deCODE MI™ — A Test for a Major Genetic Risk Factor for Early-onset Heart Attack

Reykjavik, Iceland, October 11, 2007 — deCODE genetics (Nasdaq:DCGN) today announced the launch of deCODE MI™, a reference laboratory test for variations in the genome (called SNPs) that the company has associated with increased risk of myocardial infarction, or heart attack. The SNPs are located on chromosome 9 and were discovered by deCODE earlier this year. As described in the journal Science in July, deCODE scientists found that people who carry two copies of these variants are at double the risk of suffering an early heart attack — before the age of 50 in men and 60 in women — than are those who do not carry them. deCODE validated the role of these variants in five groups of patients and controls from Iceland and the United States, and other researchers have replicated this finding in several European, US, and Canadian cohorts.

“With the launch of deCODE MI, we have taken another of our breakthroughs in genetics and transformed it into a new tool in the fight to prevent heart attack. While many risk factors for heart attack are understood, the disease remains the leading cause of death in the industrialized world and the early-onset cases often take both patients and doctors so dangerously by surprise. deCODE MI™ tests for a genetic risk factor that is independent of other risks such as cholesterol, obesity and smoking, and therefore provides a means of identifying individuals who may derive particular benefit from earlier and more aggressive prevention efforts,” said Dr. Kari Stefansson, CEO of deCODE.

How to order deCODE MI™

deCODE MI™ is performed in deCODE’s Clinical Laboratory Improvement Amendments (CLIA) certified laboratory, and must be authorized by a qualified physician. If you are an individual who would like more information on deCODE MI™ to discuss with your doctor, or a physician interested in learning more about deCODE MI™ for your patients, please visit us at www.decodediagnostics.com.

The variants detected by deCODE MI™, are two SNPs (single-letter variants in the genome) on chromosome 9p21. They were discovered by deCODE scientists earlier this year through genome-wide SNP analysis in Iceland and replicated in three cohorts of European descent from Philadelphia, Atlanta and Durham, North Carolina. Of the 17,000 patients and control subjects in the study, more than 20% of participants carried two copies of the variant, corresponding to a more than 60% increase in risk of heart attack, regardless of age of onset, compared to those without the variant. In early-onset cases — men and women who suffered a heart attack before the ages of 50 and 60, respectively — carrying two copies of the variant corresponds to an approximate doubling of risk compared to non-carriers. The variant is estimated to account for approximately one-fifth of the incidence of heart attack in populations of European origin, and nearly one third of early-onset cases, making it the one of the most significant genetic risk factors found to date for heart attack as a public health problem.

About deCODE

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs and diagnostics for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. Through its CLIA-certified laboratory, deCODE is offering a growing range of DNA-based tests for gauging risk and empowering prevention of common diseases, including deCODE T2™ in type 2 diabetes; deCODE AF™ for atrial fibrillation and stroke; and deCODE MI™ for heart attack. deCODE is delivering on the promise of the new genetics.SM On the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission.  deCODE  undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: October 15, 2007